Exhibit 1


                                                           RESULTS OF OPERATIONS
                                 THIRD QUARTER & NINE MONTHS ENDED JULY 31, 2000

HACKENSACK, NJ, August 23, 2000 - First Real Estate Investment Trust announced its operating results for the third quarter and for the nine months ended July 31, 2000.

Net Income for the quarter ended July 31, 2000 increased 37.5% to $1,409,000 ($.90 per share) on revenues of $4,892,000. This compares to Net Income of $1,038,000 ($.67 per share) on revenues of $4,039,000 for the comparable prior fiscal year's quarter. FFO for the current year's quarter was $1,774,000 ($1.14 per share) compared to $1,335,000 ($.86 per share) for the prior year's quarter.

Net Income for the nine months ended July 31, 2000 increased 32.0% to $3,418,000 ($2.19 per share) on revenues of $13,311,000. This compares to Net Income of $2,589,000 ($1.66 per share) on revenues of $11,614,000 for the nine months of last year. FFO increased to $4,464,000 ($2.86 per share) from $3,709,000 ($2.38 per share) for the prior year's nine-month period.

Current fiscal year's results include the operations of the 99,000 sq. ft. Olney Town Center ("Olney"), in Olney, MD, which was acquired on March 29, 2000.

Occupancy of the Trust's apartment communities (including its affiliate, Westwood Hills) was 94.3% at July 31, 2000 compared to 95.4% at July 31, 1999. However, revenues from apartment communities for the nine-month period increased 2.9% as average monthly rents increased to $884 this year from $869 last year.

Revenues from Retail properties increased 18.9% during the current fiscal year, and occupancy increased to 94.8% at July 31, 2000 from 92.9% at July 31, 1999. The significant revenue increase came principally from the addition of Olney, and increased occupancy (87.6%) and lease-up (91.8%) at Franklin Crossing Shipping Center, in Franklin Lakes, NJ, and a one-time $150,000 lease termination fee from a tenant.

Overall operating expenses increased 2.0% after allowing for the expenses attributable to the inclusion of Olney in the current fiscal year.

For the quarter ended July 31, 2000, the Trust declared a dividend of $.50 per share payable on September 19, 2000 to shareholders of record on September 5, 2000. This raises year to date dividends to $1.50 compared to $1.20 for the same period last year. It is the Trust's policy to pay fixed quarterly dividends for the first three quarters of each fiscal year, and a final fourth quarter dividend based on the fiscal year's operating results.

                                     ~~~~~~

The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust's filings with the SEC including the Trust's most recent filed report on Form 10-K and Form 10-Q.

                                     (Over)

                       FIRST REAL ESTATE INVESTMENT TRUST
                                  Of New Jersey

                                              Summary Consolidated Balance Sheet Data
                                          (in thousand of dollars except Per Share amounts)
                                                              July 31,
                                                    2000                  1999
                                                    ----                  ----
Real Estate Properties, Net Of Depreciation      $ 77,649              $ 63,275
Construction In Progress                              704                 1,426
Cash & Cash Items                                   2,360                15,792
Marketable Securities                               9,380
Equity In Affiliate                                  (359)                 (296)
Mortgage Notes Payable                             70,418                60,262
Minority Interest                                   1,034
Shareholder's Equity                               21,526                21,079
Shares Outstanding                                  1,560                 1,560

                                                        Consolidated Statement of Income
                                                Nine Months Ended                Three Months Ended
                                          ------------------------------------------------------------
                                                     July 31,                          July 31,
                                                2000          1999                2000          1999
Revenues:
Rental Income                                $ 10,703       $ 9,778             $ 3,873       $ 3,345
Reimbursements                                  1,555         1,277                 561           400
Net Investment Income                             620           490                 204           184
Equity In Earnings Of Affiliate                   107           (93)                 35            43
Other                                             326           162                 219            67
                                          ------------   -----------       -------------   -----------
        Total Revenue                          13,311        11,614               4,892         4,039
                                          ------------   -----------       -------------   -----------
Expenses:
Operating Expenses & Management Fees            2,779         2,556                 896           851
Real Estate Taxes                               1,603         1,367                 565           468
Financing Costs                                 3,779         3,466               1,400         1,157
General & Administrative                          273           359                  69            93
Depreciation                                    1,442         1,277                 542           432
Minority Interest                                  17                                11
                                          ------------   -----------       -------------   -----------
        Total Expenses                          9,893         9,025               3,483         3,001
                                          ------------   -----------       -------------   -----------

                                          ------------   -----------       -------------   -----------
        Net Income                           $  3,418       $ 2,589             $ 1,409       $ 1,038
                                          ============   ===========       =============   ===========

                                          ------------   -----------       -------------   -----------
        Net Income Per Share                 $   2.19       $  1.66             $  0.90       $  0.67
                                          ============   ===========       =============   ===========

Funds From Operations:
Net Income                                   $  3,418       $ 2,589             $ 1,409       $ 1,038
Depreciation & Amortization                     1,522         1,344                 574           455
Deferred Rents                                   (319)         (305)               (123)          (98)
Capital Improvements - Apartments                (230)         (170)               (115)          (86)
Other                                              73           251                  29            26
                                          ------------   -----------       -------------   -----------
        Funds From Operations                $  4,464       $ 3,709             $ 1,774       $ 1,335
                                          ============   ===========       =============   ===========

                                          ------------   -----------       -------------   -----------
        Funds From Operations Per Share      $   2.86       $  2.38             $  1.14       $  0.86
                                          ============   ===========       =============   ===========

  First Real Estate Investment Trust is a publicly traded (over-the-counter -
     symbol FREVS) REIT organized in 1961. It has approximately $96 million (historical cost basis) of assets. Its portfolio of residential and retail properties extends from Eastern L.I. to Maryland, with the largest concentration in Northern New Jersey

   For additional information contact Shareholder Relations at (201) 488-6400